EXHIBIT A

                        AGREEMENT REGARDING JOINT FILING
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         The undersigned, Clarence W. Schawk, David A. Schawk, Cathy Ann Schawk,
A. Alex Sarkisian, Marilyn G. Schawk and Schawk 2005 Three Year GRAT, a grantor retained annuity trust, hereby agree and acknowledge that the statement containing the information required by Schedule 13D, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  May 18, 2005

 /s/ Clarence W. Schawk
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Clarence W. Schawk

 /s/ David A. Schawk
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David A. Schawk

 /s/ Cathy Ann Schawk
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Cathy Ann Schawk

 /s/ A. Alex Sarkisian
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A. Alex Sarkisian

 /s/ Marilyn G. Schawk
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Marilyn G. Schawk

SCHAWK 2005 THREE YEAR GRAT

By: /s/ Marilyn G. Schawk
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   Marilyn G. Schawk
   Its:  Trustee